Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Annual Report on Form 10-K of Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2021 (the “Report”), the undersigned, Benjamin F. McGraw, III, Pharm.D., Interim Executive Chair of the Board of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2022	/s/ BENJAMIN F. MCGRAW, III, PHARM.D.
Benjamin F. McGraw, III, Pharm.D.
Interim Executive Chair of the Board
(Principal Financial Officer)